UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: June 19, 2006
(Date of earliest event reported: June 13, 2006)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2006, the Company, through its subsidiary Century Casinos Europe GmbH (“CCE”), entered into a Share Sale and Purchase Agreement to acquire 100% of all of the issued and outstanding shares of G5 Sp. z o.o. (“G5”). G5, a Polish company, owns 33.3% of all shares issued by Casinos Poland Ltd. Casinos Poland, which owns seven casinos and one slot arcade throughout Poland, generated net revenues of approximately PLN 127 million (approximately $41.2 million) in 2005. The purchase price for the shares of G5 amounts to €2.9 million (approximately $3.8 million). €1.8 million (approximately $2.4 million) of the purchase price is payable upon closing of the transaction. The remaining €1.1 million (approximately $1.4 million) will be payable on December 31, 2006. Closing of the transaction is subject to due diligence and certain other conditions, the most significant being approval by the Polish Anti Monopoly Authorities.

This summary of the terms of the Share Sale and Purchase Agreement is qualified in its entirety by the text of the Share Sale and Purchase Agreement, a copy of which is attached to this Form 8-K as exhibit 10.172 and is incorporated herein by reference.

In connection with CCE’s purchase of G5, a Loan Agreement was entered into on June 13, 2006 between CCE and G5, whereby CCE agreed to the repayment of PLN 15.0 million (approximately $4.9 million) of existing loans between G5 and its creditors. G5 will repay the funds advanced by CCE, plus any accrued interest, in USD, on the fifth anniversary of the drawdown date, or June 21, 2011. G5 may not repay the loan prior to June 21, 2011. The loan bears interest at the one-month LIBOR rate offered three business days before a relevant interest payment date, plus 2%. Interest is payable, in USD, 365 days after the initial drawdown date, and, afterwards, each first business day of the anniversary of the initial interest payment date.

This summary of the terms of the Loan Agreement is qualified in its entirety by the text of the Loan Agreement, a copy of which is attached to this Form 8-K as exhibit 10.173 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
10.172     Share Sale and Purchase Agreement between Malgorzata Maria Rogowicz-Angierman, Jerzy Cieślak, Piotr Marcin Nassius, Przemyslaw Dariusz Tomaszewski and Century Casinos Europe GmbH concluded on June 13, 2006.
10.173    Loan Agreement between Century Casinos Europe GmbH and G5 Sp. z o.o. entered into on June 13, 2006.
99.1       Press release dated June 19, 2006 announcing the agreement to acquire ownership interest in Casinos Poland Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: June 19, 2006	By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer